Exhibit 10.2

SUSQUEHANNA BANCSHARES, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS

Amendment of 2005 Equity Compensation Plan

WHEREAS, the Company maintains the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) for the benefit of its eligible directors, consultants and employees; and

WHEREAS, Section 13 of the 2005 Plan reserves to the Board the right to amend the 2005 Plan at any time, subject to certain inapplicable limitations; and

WHEREAS, the Board desires to amend the 2005 Plan.

NOW THEREFORE, be it hereby

RESOLVED, that Section 8(f) of the 2005 Plan be and hereby is amended by the deletion of the sentence “All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.”

General

AND FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and empowered to take such other actions in the name and on behalf of the Company as are necessary or desirable to effectuate the foregoing resolution.